                                                                    EXHIBIT 99.1

Contact:      Justin Cressall
              Treasurer
              (441) 298-0753

                  PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS

                      FIRST QUARTER 2004 FINANCIAL RESULTS

HAMILTON, BERMUDA, MAY 6, 2004 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today reported results for the first quarter ended March 31, 2004.

Highlights for the quarter are as follows:

      -     Net income was $54.8 million.

      - Basic and diluted net income per common share was $1.27 and $1.10, respectively.

      -     GAAP combined ratio was 83.1%.

For the quarter ended March 31, 2004 net premiums written were $480.1 million and net premiums earned were $321.0 million.

Net premiums written for Platinum's Property and Marine, Casualty and Finite Risk segments for the quarter ended March 31, 2004 were $171.3 million, $224.0 million and $84.8 million, respectively, representing 35%, 47% and 18%, respectively, of our total net premiums written. Combined ratios for these segments were 66.4%, 98.9% and 80.2%, respectively.

As of March 31, 2004 total assets were $2.9 billion of which cash and fixed maturity investments were $2.0 billion, an increase of $425.9 million and $236.6 million from their respective balances as of December 31, 2003. Net investment income was $17.5 million for the quarter ended March 31, 2004.

As of March 31, 2004 shareholders equity was $1,143.0 million and book value per share was $26.42.

Steven H. Newman, Chairman of the Board, commented: "Our results this quarter were excellent. Our focused and disciplined underwriting continues to serve us well and will allow us to distinguish ourselves going forward."

Gregory Morrison, Chief Executive Officer, commented: "I am very pleased with the performance of each of our business segments. Our Property and Marine and Finite Risk segments have produced outstanding results this quarter. Our Casualty segment, which accounted for 47% of our premium this quarter, will become a larger driver of our earnings going forward. I remain enthusiastic about our prospects for 2004 and beyond."

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                                                                               2

The results for the quarter ended March 31, 2004 compared to the quarter ended March 31, 2003 were as follows:

      - Net premiums written increased $120.0 million or 33.3%, driven primarily by an increase in our Casualty and Property and Marine premiums offset by a decline in our Finite Risk premiums. Net premiums earned rose by $83.0 million or 34.9% as a result of the increase in our net premiums written.

      - The overall combined ratio decreased 4.1%, driven by favorable emergence in our Property and Marine and Finite Risk segments.

      - Net investment income increased $3.3 million or 23.1% as a result of our increasing asset base.

      - Net income increased $24.2 million or 79.2% due principally to the items discussed above, coupled with a modest decline in our effective tax rate.

      -     Diluted net income per common share increased $0.44 or 66.7%.

Compared to the quarter ended March 31, 2003, net premiums written for Platinum's Property and Marine and Casualty segments increased by $53.5 million and $110.3 million, or 45% and 97%, respectively. Finite Risk net premiums written declined $43.8 million or 34%. Overall, the mix of business continued to shift toward casualty in response to market conditions.

Updated Guidance

Based on the first quarter results, the current industry environment, the mix of business underwritten and in the absence of any unusual catastrophe activity, Platinum now estimates that net premiums written for 2004 will be approximately $1.4 billion and its GAAP combined ratio for 2004 will be in the range of 87% to 92%. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $2.3 billion at year-end 2004. On this basis Platinum now projects that earnings for 2004 will exceed $3.30 per diluted common share based on an estimate of 51,000,000 diluted shares.

Financial Supplement

Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding Platinum's financial performance and that of its various business segments.

Teleconference

Platinum will host a teleconference to discuss its financial results on Friday, May 7, 2004 at 9:00 am Eastern Time (ET). The call can be accessed by dialing 800-818-5264 (US callers) or 913-981-4910 (international callers) or in a listen-only mode via the Investor Relations section of Platinum's website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.

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                                                                               3

The teleconference will be recorded and made available to those unable to participate from 12:00 pm ET on Friday, May 7 until midnight ET on Friday, May
14. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 428258. The teleconference will also be archived, for the same period of time, on the Investor Relations section of Platinum's website at www.platinumre.com.

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to successfully executing the Company's business strategy; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

                                      # # #

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                                                                               4

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND MARCH 31, 2003
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  Three Months      Three Months
                                                     Ended             Ended
                                                 March 31, 2004    March 31, 2003
                                                 --------------    --------------
                                                  (Unaudited)       (Unaudited)
REVENUES
Net premiums earned                              $      321,042    $      238,069
Net investment income                                    17,484            14,203
Net realized capital gains                                  452               744
Other income                                                511             1,150
                                                 --------------    --------------
     Total revenues                                     339,489           254,166
                                                 --------------    --------------

EXPENSES
Losses and loss adjustment expenses                     161,969           138,803
Acquisition expenses                                     88,921            51,719
Other underwriting expenses                              15,804            17,214
Corporate expenses                                        2,970             2,955
Net foreign currency exchange (gains) losses               (866)               75
Interest expense                                          2,306             2,468
                                                 --------------    --------------
     Total expenses                                     271,104           213,234

                                                 --------------    --------------
   Income before income tax expense                      68,385            40,932

Income tax expense                                       13,571            10,346

                                                 --------------    --------------
NET INCOME                                       $       54,814    $       30,586
                                                 ==============    ==============

BASIC
   Weighted average shares outstanding                   43,143            43,004
   Basic earnings per share                      $         1.27    $         0.71

DILUTED
   Weighted average shares outstanding                   50,984            49,008
   Diluted earnings per share                    $         1.10    $         0.66

COMPREHENSIVE INCOME
   Net income                                    $       54,814    $       30,586
   Other comprehensive income, net of tax                19,144             7,647
                                                 --------------    --------------
   Comprehensive income                          $       73,958    $       38,233
                                                 ==============    ==============

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                                                                               5

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003
($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         March 31, 2004    December 31, 2003
                                                         --------------    -----------------
                                                          (Unaudited)
ASSETS
Investments and cash and cash equivalents                $    2,027,093    $       1,790,509
Receivables                                                     643,970              487,916
Accrued investment income                                        22,805               17,492
Reinsurance balances (prepaid and recoverable)                   17,430               11,231
Deferred acquisition costs                                      115,924               79,307
Other assets                                                     80,522               95,406

                                                         --------------    -----------------
         Total assets                                    $    2,907,744    $       2,481,861
                                                         ==============    =================

LIABILITIES
Unpaid losses and loss adjustment expenses               $      835,734    $         736,934
Unearned premiums                                               471,359              305,985
Debt obligations                                                137,500              137,500
Commissions payable                                             228,964              176,310
Other liabilities                                                91,170               57,929

                                                         --------------    -----------------
         Total liabilities                                    1,764,727            1,414,658

TOTAL SHAREHOLDERS' EQUITY                                    1,143,017            1,067,203

                                                         --------------    -----------------
         Total liabilities and shareholders' equity      $    2,907,744    $       2,481,861
                                                         ==============    =================

                                                         --------------    -----------------
BOOK VALUE PER SHARE                                     $        26.42    $           24.79
                                                         ==============    =================

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                                                                               6

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE THREE MONTHS ENDED MARCH 31, 2004
($ IN THOUSANDS)

                                                        Three Months Ended
                                        ---------------------------------------------------
                                         Property
                                           and
                                          Marine      Casualty    Finite Risk      Total
                                        ----------    --------    -----------    ----------
                                                           (Unaudited)
SEGMENT UNDERWRITING RESULTS

Net premiums written                    $  171,294     223,965         84,847    $  480,106

Net premiums earned                        118,065     136,222         66,755       321,042
                                        ----------    --------     ----------    ----------

Losses and loss adjustment expenses         48,578      94,784         18,607       161,969
Acquisition expenses                        21,752      34,836         32,333        88,921
Other underwriting expenses                  8,150       5,057          2,597        15,804
                                        ----------    --------    -----------    ----------
     Total underwriting expenses            78,480     134,677         53,537       266,694

                                        ----------    --------    -----------    ----------
     Segment underwriting income        $   39,585       1,545         13,218    $   54,348
                                        ==========    ========    ===========    ==========

GAAP UNDERWRITING RATIOS

   Loss and loss adjustment expense           41.1%       69.6%          27.9%         50.5%
   Acquisition expense                        18.4%       25.6%          48.4%         27.7%
   Other underwriting expense                  6.9%        3.7%           3.9%          4.9%
                                        ----------    --------    -----------    ----------
     Combined                                 66.4%       98.9%          80.2%         83.1%
                                        ----------    --------    -----------    ----------

STATUTORY UNDERWRITING RATIOS

   Loss and loss adjustment expense           41.1%       69.6%          27.9%         50.5%
   Acquisition expense                        17.4%       25.6%          45.3%         26.1%
   Other underwriting expense                  4.8%        2.3%           3.1%          3.3%
                                        ----------    --------    -----------    ----------
     Combined                                 63.3%       97.5%          76.3%         79.9%
                                        ----------    --------    -----------    ----------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory underwriting ratios are based on statutory accounting principles and are calculated as follows:

  (1) Losses & loss adjustment expenses are divided by net premiums earned;

  (2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

  (3) Other underwriting expenses are divided by net premiums written.

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                                                                               7

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE THREE MONTHS ENDED MARCH 31, 2003
($ IN THOUSANDS)

                                                        Three Months Ended
                                        ---------------------------------------------------
                                         Property
                                           and
                                          Marine      Casualty    Finite Risk      Total
                                        ----------    --------    -----------    ----------
                                                           (Unaudited)
SEGMENT UNDERWRITING RESULTS

Net premiums written                    $  117,767     113,694        128,630    $  360,091

Net premiums earned                         89,932      77,726         70,411       238,069
                                        ----------    --------    -----------    ----------

Losses and loss adjustment expenses         41,585      53,907         43,311       138,803
Acquisition expenses                        15,618      19,029         17,072        51,719
Other underwriting expenses                 10,459       4,618          2,137        17,214
                                        ----------    --------    -----------    ----------
     Total underwriting expenses            67,662      77,554         62,520       207,736

                                        ----------    --------    -----------    ----------
     Segment underwriting income        $   22,270         172          7,891 $      30,333
                                        ==========    ========    ===========    ==========

GAAP UNDERWRITING RATIOS

   Loss and loss adjustment expense           46.2%       69.4%          61.5%         58.3%
   Acquisition expense                        17.4%       24.5%          24.2%         21.7%
   Other underwriting expense                 11.6%        5.9%           3.0%          7.2%
                                        ----------    --------    -----------    ----------
     Combined                                 75.2%       99.8%          88.7%         87.2%
                                        ----------    --------    -----------    ----------

STATUTORY UNDERWRITING RATIOS

   Loss and loss adjustment expense           46.2%       69.4%          61.5%         58.3%
   Acquisition expense                        15.2%       23.9%          21.6%         20.2%
   Other underwriting expense                  8.9%        4.1%           1.7%          4.8%
                                        ----------    --------    -----------    ----------
     Combined                                 70.3%       97.4%          84.8%         83.3%
                                        ----------    --------    -----------    ----------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory underwriting ratios are based on statutory accounting principles and are calculated as follows:

   (1) Losses & loss adjustment expenses are divided by net premiums earned;

   (2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

   (3) Other underwriting expenses are divided by net premiums written.